UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 14, 2025

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07: Submission of Matters to a Vote of Security Holders
Horace Mann Educators Corporation’s Annual Meeting of Shareholders was held on May 14, 2025 (Annual Meeting). On the record date of March 17, 2025, there were 40,954,233 shares of Horace Mann Educators Corporation's common stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
Proposal No. 1 -	For	Against	Abstentions	Non-Votes
Election of 9 Directors:
Thomas A. Bradley	39,417,200	8,644	6,838	522,954
Victor P. Fetter	39,416,218	9,626	6,838	522,954
Perry G. Hines	39,210,498	205,987	16,197	522,954
Mark E. Konen	39,009,132	416,511	7,039	522,954
Beverley J. McClure	38,379,089	1,046,852	6,741	522,954
H. Wade Reece	39,128,722	297,121	6,839	522,954
Aaliyah A. Samuel, EdD	39,404,429	21,414	6,839	522,954
Elaine A. Sarsynski	39,325,613	100,128	6,941	522,954
Marita Zuraitis	39,403,590	22,352	6,740	522,954

	Votes	Votes		Broker
Proposal No. 2 -	For	Against	Abstentions	Non-Votes
Advisory Resolution to Approve Named Executive Officers' Compensation	38,363,649	1,058,595	10,438	522,954

	Votes	Votes		Broker
Proposal No. 3 -	For	Against	Abstentions	Non-Votes
Ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2025	39,059,123	889,709	6,804	Not Applicable

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: May 15, 2025
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